SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2001

Guilford Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 Tributary Street, Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

GUILFORD PHARMACEUTICALS INC.

Item  5.       Other Events.

      Guilford Pharmaceuticals Inc. has been advised that certain of its officers and directors have entered into individual asset diversification plans for the sale of shares of Guilford’s common stock. The sales plans are intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, which specifically contemplates and establishes certain legal benefits for persons who establish such plans. Each of the individualized plans is separate and distinct and sales under the plans will not be coordinated or aggregated. Under the plans, specified amounts of shares will be sold provided that specified trading prices are achieved. Each of the plans expires on a specified date in 2001 or 2002, upon the sale of all the shares covered by the plan or upon other specified events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: July 10, 2001	By:	/s/ Andrew R. Jordan Andrew R. Jordan Senior Vice President and Chief Financial Officer